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                                                                     EXHIBIT 28D

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                             First USA Bank, N.A.

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1995-M
                               December 10, 1999

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1995-M Supplement dated as of April 1, 1995 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the December 15, 1999 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.   The total amount of the distribution to Class A
          Certificateholders on the Payment Date per $1,000
          interest.                                                      $4.700

     2.   The amount of the distribution set forth in paragraph
          1 above in respect of principal on the Class A
          Certificates, per $1,000 interest                              $0.000

     3.   The amount of the distribution set forth in paragraph
          1 above in respect of interest on the Class A
          Certificates, per $1,000 interest                              $4.700

B.   Information Regarding the Performance of the Trust

     1.   Collections of Receivables

     a.   The aggregate amount of Collections of Receivables
          processed for the Due Period with respect to the
          current Distribution Date which were allocated in
          respect of the Investor Certificates of all Series    $544,432,188.19

     b.   The aggregate amount of Collections of Receivables
          processed for the Due Period with respect to the
          current Distribution Date which were allocated in
          respect of the Series 1995-M Certificates              $10,672,888.85

     c.   The aggregate amount of Collections of Receivables
          processed for the Due Period with respect to the
          current Distribution Date which were allocated in
          respect of the Class A Certificates                     $9,338,777.74

     d.   The amount of Collections of Receivables processed
          for the Due Period with respect to the current
          Distribution Date which were allocated in
          respect of the Class A Certificates, per $1,000
          interest                                                      $18.678

     e.   The amount of Excess Spread for the Due Period with
          respect to the current Distribution Date                $4,828,014.59

     f.   The amount of Reallocated Principal Collections for
          the Due Period with respect to the current Distribution
          Date allocated in respect of the Class A Certificates           $0.00

     g.   The amount of Excess Finance Charge Collections
          allocated in respect of the Series 1995-M Certificates,
          if any                                                          $0.00
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                                                                   Series 1995-M

     h.   The amount of Excess Principal Collections allocated
          in respect of the Series 1995-M Certificates, if any            $0.00

     2.   Receivables in Trust

     a.   Aggregate Principal Receivables for the Due Period
          with respect to the current Distribution Date (which
          reflects the Principal Receivables represented by the
          Exchangeable Seller's Certificate and by the Investor
          Certificates of all Series)                        $15,618,489,059.95

     b.   The amount of Principal Receivables in the Trust
          represented by the Series 1995-M Certificates (the
          "Invested Amount") for the Due Period with respect
          to the current Distribution Date                      $571,428,572.00

     c.   The amount of Principal Receivables in the Trust
          represented by the Class A Certificates (the
          "Class A Invested Amount") for the Due Period with
          respect to the current Distribution Date              $500,000,000.00

     d.   The Invested Percentage with respect to Finance
          Charge Receivables (including Interchange) and
          Defaulted Receivables for the Series 1995-M
          Certificates for the Due Period with respect to
          the current Distribution Date                                   3.659%

     e.   The Invested Percentage with respect to Principal
          Receivables for the Series 1995-M Certificates for
          the Due Period with respect to the current
          Distribution Date                                               3.659%

     f.   The Class A Floating Percentage for the Due Period
          with respect to the current Distribution Date                  87.500%

     g.   The Class A Principal Percentage for the Due Period
          with respect to the current Distribution Date                  87.500%

     h.   The Collateral Floating Percentage for the Due Period
          with respect to the current Distribution Date                  12.500%

     i.   The Collateral Principal Percentage for the Due Period
          with respect to the current Distribution Date                  12.500%

     3.   Delinquent Balances

          The aggregate amount of outstanding balances in the
          Accounts which were 30 or more days delinquent as of
          the end of the Due Period for the current Distribution
          Date                                                  $919,063,682.61

     4.   Investor Default Amount

     a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1995-M Certificates (the "Investor Default Amount")

          1.  Investor Default Amount                             $3,858,087.59
          2.  Recoveries                                            $175,660.03
          3.  Net Default Receivables                             $3,682,427.56
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                                                                  Series  1995-M

     b.   The Class A Investor Default Amount

          1.  Investor Default Amount                             $3,375,826.64
          2.  Recoveries                                            $153,702.53
          3.  Net Default Receivables                             $3,222,124.11

     c.   The Collateral Investor Default Amount

          1.  Investor Default Amount                               $482,260.95
          2.  Recoveries                                             $21,957.50
          3.  Net Default Receivables                               $460,303.45

     5.   Investor Charge-offs.

     a.   The amount of the Class A Investor Charge-Offs per
          $1,000 interest after reimbursement of any such
          Class A Investor Charge-Offs for the Due Period
          with respect to the current Distribution Date                   $0.00

     b.   The amount attributable to Class A Investor Charge-Offs,
          if any, by which the principal balance of the Class A
          Certificates exceeds the Class A Invested Amount as of
          the end of the day on the Record Date with respect to
          the current Distribution Date                                   $0.00

     c.   The amount of the Collateral Charge-Offs,if any, for the
          Due Period with respect to the current Distribution Date        $0.00

     6.   Monthly Servicing Fee

     a.   The amount of the Monthly Servicing Fee payable from
          available funds by the Trust to the Servicer with
          respect to the current Distribution Date                  $119,047.62

     b.   The amount of the Interchange Monthly Servicing Fee
          payable to the Servicer with respect to the current
          Distribution Date                                         $595,238.10

     7.   Available Cash Collateral Amount

     a    The amount, if any, withdrawn from the Cash Collateral
          Account for the current Distribution Date (the
          "Withdrawal Amount")                                            $0.00

     b.   The amount available to be withdrawn from the Cash
          Collateral Account as of the end of the day on the
          current Distribution Date, after giving effect to
          all withdrawals, deposits and payments to be made
          on such Distribution Date (the "Available Cash
          Collateral Amount" for the next Distribution Date)      $5,714,286.00

     c.   The amount as computed in 7.b as a percentage of the
          Class A Invested Amount after giving effect to all
          reductions thereof  on the current Distribution Date            1.143%

     8.   Collateral Invested Amount

     a.   The Collateral Invested Amount for the current
          Distribution Date                                      $71,428,572.00

     b.   The Collateral Invested Amount after giving effect
          to all withdrawals, deposits, and payments on the
          current Distribution Date                              $71,428,572.00
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                                                                  Series  1995-M

     9.   Total Enhancement

     a.   The total Enhancement for the current Distribution
          Date                                                   $77,142,858.00

     b.   The total Enhancement after giving effect to all
          withdrawals, depostis and payments on the current
          Distribution Date                                      $77,142,858.00

C.   The Pool Factor

          The Pool Factor (which represents the ratio of the
          Class A  Invested Amount on the last day of the month
          ending on the Record Date adjusted for Class A
          Investor Charge-Offs set forth in B.5.a above and for
          the distributions of principal set forth in A.2 above
          to the Class A Initial Invested Amount). The amount of
          a Class A Certificateholder's pro rata share of the
          Class A Invested Amount can be determined by
          multiplying the original denomination of the holder's
          Class A Certificate by the Pool Factor                   100.00000000%

D.   Deficit Controlled Amortization Amount

     1.   The Deficit Controlled Amortization Amount for the
          preceding Due Period                                            $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page





                                  First USA Bank, N.A.
                                  Servicer




                                  By:            /s/ TRACIE KLEIN
                                         -----------------------------------
                                                   TRACIE KLEIN
                                  Title:           FIRST VICE PRESIDENT